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                                                                 EXHIBIT 10.2
                               NON-COMPETITION AND
                           NON-SOLICITATION AGREEMENT

                                (GLINN H. SPANN)

                  This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made as of August 14, 1997, by and among Cavalier Homes, Inc., a Delaware corporation ("CH"), Belmont Homes, Inc., a Mississippi corporation ("BH"), Bellcrest Homes, Inc., a Georgia corporation and a wholly owned subsidiary of BH ("BH Sub"), and Glinn H. Spann, an individual residing in the State of Georgia ("Executive").

                              W I T N E S S E T H :

         WHEREAS, Executive is currently employed by BH Sub as President; and

         WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among BH, Crimson Acquisition Corp., a Mississippi corporation and wholly owned subsidiary of CH ("Sub"), and CH, dated as of the date hereof (the "Merger Agreement"), Sub will merge (the "Merger") with and into BH in a merger in which BH shall be the surviving corporation; and

         WHEREAS, Executive is a shareholder in BH, and as such will receive substantial financial benefit from the Merger, and CH would not have entered into the Merger Agreement, nor would CH have paid the substantial consideration described therein, without Executive's execution of this Agreement; and

         WHEREAS, contemporaneously herewith, BH and certain former shareholders of BH Sub are entering into an amendment to that certain Stock Purchase Agreement among BH and the Shareholders of BH Sub dated as of October 25, 1996, providing for the acceleration of certain earnout payments by BH to such shareholders in the event of the consummation of the Merger (the "Earnout Acceleration"), and Executive will receive substantial financial benefit from such acceleration, and BH would not enter into such amendment, nor would CH permit BH to enter into such amendment, unless Executive entered into this Agreement; and

         WHEREAS, in further consideration for the execution of this Agreement, BH Sub has agreed to retain Executive as an employee at will, conditioned upon the execution of this Agreement, and Executive specifically acknowledges the valuable nature of this consideration, and freely and voluntarily enters into this Agreement;

         NOW, THEREFORE, based upon the foregoing and on other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Acknowledgments by Executive. Executive acknowledges that (a) the products and services of BH, BH Sub and CH (collectively with their subsidiaries and affiliates, the "Companies") are marketed throughout the southeastern region of the United States; (b) the




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Companies compete with other businesses that are or could be located in any part of the United States; (c) CH, Sub and BH would not have executed the Merger Agreement without the assurance that the covenants set forth in Section 2 of this Agreement would be made; (e) the provisions of Section 2 of this Agreement are reasonable and necessary to protect and preserve the Companies' business;
and (f) the Companies would be irreparably damaged if Executive were to breach the covenants set forth in Section 2 of this Agreement.

         2. Non-competition. As an inducement for CH and Sub to enter into the Merger Agreement, as additional consideration for the consideration to be paid to Executive pursuant to his employment at will with BH Sub, and in consideration of the matters set forth in the above recitals, Executive agrees that:

                  (a) Commencing as of the date hereof and for a period of two
(2) years after the Effective Time (as defined in the Merger Agreement), whether or not Executive remains in the employ of any of the Companies, or until the occurrence of any of the events set forth in Section 11, whichever shall first occur (the "Non-Compete Period"):

                  (i) Executive will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any person or entity engaged in the business of manufacturing, producing, selling or distributing manufactured housing which has a manufacturing, distribution, warehouse or other facility anywhere within one hundred (100) miles of Millen, Georgia; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) 4.9% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

                  (ii) Executive will not, directly or indirectly, either for himself or any other person, except in the ordinary course of the Companies' business while Executive is employed by one of the Companies as may be necessary to carry out Executive's duties as an employee of such Companies, (A) induce or attempt to induce any employee of any of the Companies to leave the employ of such company, (B) in any way interfere with the relationship between any of the Companies and any employee of such company, or (C) induce or attempt to induce any customer, dealer, supplier, licensee, or business relation of any of the Companies to cease doing business with or reduce the amount of its business with such company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of any of the Companies; and

                  (iii) Executive will not, directly or indirectly, either for himself or any other person, solicit the business of any person that is a customer, dealer, supplier, licensee or business relation of any of the Companies, whether or not Executive had personal contact with such person, with respect to products or activities which



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         compete, directly or indirectly, in whole or in part with the products or activities of any of the Companies, except on behalf of one or more of the Companies.

                  (b) Executive agrees that each of the covenants in subparagraphs (a) above are reasonable with relation to their duration, geographical area and scope;

                  (c) Executive will not, at any time during or after the Non-Compete Period, slander or libel the Companies, or any of their stockholders, directors, officers, employees, or agents; and

                  (d) Executive will, at any time during the period of this Agreement, at CH's, BH's or BH Sub's request, confirm to BH Executive's compliance with the provisions of this Agreement within ten (10) days of any such request for confirmation by BH.

                  (e) In the event Executive=s employment is terminated by BH Sub prior to the Effective Time (as defined in the Merger Agreement) other than for Cause (as defined in Section 5 below), then Executive shall not be subject to the restrictions set forth in this Section 2 unless BH Sub agrees in writing to make the payments set forth in Section 5 below, in which event the Non-Compete Period and the period during which such payments are to be made will be for a period of two years following such termination of employment.

         3. Extension of the Term for Violations. The period during which the covenants set forth in Section 2 above shall apply shall be extended by one day for each day in which any of the Companies establishes by adjudication before a court of competent jurisdiction one or more violations by Executive of any provision of this Agreement, and the Companies shall be entitled to an injunction restraining Executive from further violations for a period of two (2) years from the date of the final decree granting such injunction less only such number of days subsequent to the Effective Time as Executive has not violated this Agreement; provided, however, in no event shall the Companies be entitled to more than 730 days in the aggregate of protection following the Effective Time under this Agreement and any such injunction taken together. The burden shall be on Executive to establish the number of days, following the first established violation, on which violations have not occurred. The purpose of this provision is to prevent Executive from profiting from his own wrong if he violates this Agreement.

         4. Remedies. In addition to the rights and remedies of the Companies set forth in Section 3, if Executive breaches the covenants set forth in Section 2 of this Agreement, the Companies will be entitled to recover monetary damages from Executive on account thereof, and in addition to their right to damages and any other rights they may have (whether covered in this Section 4 or otherwise), to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Companies and would be an inadequate remedy for such breach.

         5. Payment to Executive Upon Certain Termination Events. (a) In the event that Executive is terminated from employment after the Effective Time (as defined in the Merger Agreement) and during the Non-Compete Period with BH Sub for any reason other than for Cause (as defined below) or the voluntary termination of such employment by Executive, BH



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Sub shall pay or cause to be paid to Executive the full amount of Executive's salary for the balance of the Non-Compete Period, in equal monthly installments payable on the first day of each calendar month (the "Termination Payments") during such period, and shall comply with the requirements of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. For purposes of this Section 5, "Cause" shall mean Executive's (i) breach of this Agreement;
(ii) dishonesty, disloyalty or fraud in connection with his employment; (iii) failure to adhere to any policy of any of the Companies to which the Executive and other similarly situated employees are subject and that is known or reasonably should be known to Executive; (iv) appropriation (or attempted appropriation) of a material business opportunity of any of the Companies, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Companies; provided, however, that the foregoing shall not apply to the rental of housing to certain of BH Sub's employees by a company controlled by Executive's wife; (v) misappropriation (or attempted misappropriation) of any of the Companies' funds or property; (vi) conviction of, or indictment for (or its procedural equivalent) or entering of a guilty plea or plea of no contest with respect to, a felony or any other criminal offense involving moral turpitude (other than traffic offenses); or (vii) Executive's insubordination, willful misconduct in the performance of, or gross neglect of, his duties with BH Sub or any of the Companies, as determined by the good faith judgment of the Board of Directors of BH Sub.

                  (b) This agreement on the part of BH Sub is additional consideration given to Executive to induce him to make the covenants set forth in Section 2 of this Agreement. Executive acknowledges and agrees that BH Sub would not have agreed to make the Termination Payments under the conditions set forth in this Section 5 without Executive's having made the covenants set forth in Section 2 of this Agreement. In the event Executive breaches any of the covenants set forth in Section 2 of this Agreement, the Termination Payments, if otherwise due, shall be forfeited by Executive, and any portion of the Termination Payments previously paid to Executive shall be returned to and recoverable by BH Sub. This forfeiture and recovery right of BH Sub shall be in addition to and not in lieu of any other rights and remedies available to BH Sub for such breach, including, without limitation, the rights and remedies set forth in Sections 3 and 4 above.

                  (c) Nothing in this Agreement or otherwise shall give Executive any right to continued employment with any of the Companies, and Executive=s employment with BH Sub and, if applicable, the Companies is and shall remain terminable at will.

                  (d) Each of the Companies hereby guarantees to Executive BH's timely payment of the Earnout Acceleration and BH Sub's timely payment of the Termination Payments.

         6. Successors and Assigns. This Agreement will be binding upon CH, BH, BH Sub and Executive and will inure to the benefit of Executive, CH, BH, BH Sub and their respective affiliates, successors, heirs and assigns.

         7. Governing Law. This Agreement will be governed by the laws of the State of Alabama without regard to conflicts of laws principles.


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         8. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Alabama, County of Winston, or in the United States District Court for the Northern District of Alabama, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         9. Severability. In the event any provision or portion of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, for any reason, under present or future law, such provision shall be severable and the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected. Without limiting the generality of the foregoing, if a court of competent jurisdiction should deem any provision of this Agreement to create a restriction that is unreasonable as to scope, duration or geographical area, the parties hereto agree that the provisions of this Agreement shall be enforceable in such scope, for such duration and in such geographic area as any court of competent jurisdiction may determine to be reasonable.

         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11. Termination of Agreement Upon Certain Events. (a) This Agreement shall be terminated and null and void effective upon and following a "Change in Control" of CH, or upon David A. Roberson's death, legal incompetency, or termination as President and Chief Executive Officer of CH or, if applicable, its successors and assigns. A Change in Control means any of the following: (i) a tender offer or exchange offer is consummated for shares of common stock of CH, provided that the person making such offer purchases or otherwise acquires shares of CH's stock representing more than 50% of the outstanding shares of common stock pursuant to such offer; (ii) a merger or consolidation of CH with or into another corporation pursuant to which CH will not survive or will survive only as a subsidiary of another corporation (other than such a merger or consolidation involving CH (A) after which no person owns 20% or more of the stock of the resulting corporation who did not own such stock immediately before such merger or consolidation, or (B) in which all or substantially all of the stockholders of CH receive 50% or more of the stock of the resulting corporation, or (C) after which at least a majority of the board of directors of the resulting corporation were members of the board of directors of CH immediately prior to such merger of consolidation); (iii) a sale of all or substantially all of the assets of CH; (iv) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the holder of 50% or more of the outstanding shares of common stock of CH; or (v) CH sells, liquidates (other than into itself or a wholly owned subsidiary of itself), or otherwise disposes of its entire ownership interest in BH Sub or other affiliate of CH which at the time employs Executive. The Merger shall not be deemed to constitute a Change in Control of CH.

                  (b) This Agreement shall be terminated and deemed null and void in its entirety ab initio in the event the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated.




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                  (c) The restrictions upon Executive set forth in Section 2 above shall also terminate upon the earlier of a breach of BH's obligation to pay the Earnout Acceleration when it is otherwise obligated to do so or a breach of BH Sub's obligation to make Termination Payments when it is otherwise obligated to do so.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between CH, BH, BH Sub and Executive with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                            [SIGNATURE PAGE FOLLOWS]





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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                   CAVALIER HOMES, INC.


                                      By: /s/ David A. Roberson
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------



                                                   BELMONT HOMES, INC.


                                      By: /s/ John W. Allison
                                          -------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                             ----------------------------------



                                                   BELLCREST HOMES, INC.


                                      By: /s/ Richard Z. Craig, Jr.
                                          -------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                             ----------------------------------



                                          /s/ Glinn H. Spann
                                      -----------------------------------------
                                              Glinn H. Spann




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